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                                                            Page 15 of 15 Pages

                                                                       EXHIBIT 2

       IDENTIFICATION AND CLASSIFICATION OF REPORTING ENTITIES

        The reporting entities filing this Amendment No. 3 to Schedule 13G consist of the following:

        NAME                                 CITIZENSHIP

        Robert B. Goergen                    United States citizen

        Pamela M. Goergen                    United States citizen

        The Goergen Foundation, Inc.         Connecticut non-stock corporation

        Trust for the Benefit of             Trust organized under the laws of
        Alice B. McCool                      the state of Florida